                                                                    EXHIBIT 10.4



            SECOND AMENDED AND RESTATED PROMISSORY NOTE (THIS "NOTE")
                         (SECURED BY SECURITY AGREEMENT)


Effective Date: .................  September 4, 1995

Makers: .........................  Jerald L. Broussard and wife, Mary Catherine
                                     Broussard
                                   707 Masters Way
                                   Kingwood, Harris County, Texas 77339
                                   (collectively, the "Makers" and individually, a "Maker")

Payee: ..........................  Administaff, Inc., a Delaware corporation
                                   (sometimes hereinafter referred to as the "Payee")

Place for Payment: ..............  19001 Crescent Springs Drive
  (including county).............  Kingwood, Montgomery County, Texas or any
                                   other place that Payee may designate
                                   in writing.

Principal Amount:................  One Hundred Forty-One Thousand Three Hundred
                                   Sixty and No/100 Dollars ($141,360.00)

Annual Interest Rate on
  Unpaid Principal from Date: ...  Six and 83/100 Percent (6.83%)

Annual Interest Rate on
  Matured Unpaid Amounts: .......  Six and 83/100 Percent (6.83%)

Terms of Payment (principal and interest):

         The principal of this Note shall be due and payable in full on September 4, 2000.

         Interest shall be due and payable annually as interest accrues, beginning on September 4, 1996, and continuing regularly and annually thereafter on the 4th day of September of each year thereafter until September 4, 2000, when, as stated above, the entire principal balance of this Note, and all accrued, unpaid interest thereon shall be due and payable in full. Interest installments shall be calculated on the unpaid principal balance from time to time outstanding hereunder, from the date following the last interest payment date through the date of payment.

Security for Payment:

         A security interest created and granted in the following Second Amended and Restated Security Agreement (the "Security Agreement"):

         Date: ...........................  June 24, 1998

         Debtors: ........................  Jerald L. Broussard and wife, Mary Catherine
                                              Broussard
                                            707 Masters Way Kingwood,
                                            Harris County, Texas 77339

         Secured Party: ..................  Administaff, Inc.
                                            19001 Crescent Springs Drive
                                            Kingwood, Montgomery County, Texas
                                            77339 (sometimes hereinafter
                                            referred to as the "Secured Party")

         Collateral Location: ............  Secretary of Administaff, Inc.
          (including County)                19001 Crescent Springs Drive
                                            Kingwood, Montgomery County, Texas 77339

         Collateral Description: .........  Stock Certificate No. ASF 2179 (6,500 shares)
                                            and such other stock certificates
                                            representing shares of common stock
                                            issued by Administaff, Inc., a
                                            Delaware corporation, as may from
                                            time to time be held by Secured
                                            Party as security for the
                                            indebtedness evidenced hereby and
                                            any and all stock certificate(s)
                                            issued in replacement, substitution,
                                            or redemption thereof or as a result
                                            of any share split or reverse share
                                            split, together with all proceeds
                                            thereof, all as more fully described
                                            in the Security Agreement.

         Each Maker jointly and severally promises to pay to the order of Payee the principal balance of this Note and interest accrued thereon, at the place for payment, according to the terms of payment and at the rates stated above. Makers shall have the right to prepay all or any portion of the outstanding principal balance of this Note.

         If Makers default in the payment of this Note or under any term of the Security Agreement, or in the performance of any obligation under any other agreement, instrument or other document executed as security for, or otherwise in connection with, this Note, whether now existing or hereafter executed (collectively, the "Other Documents"), and such default continues after the holder of this Note gives Makers notice of such default and the time within which it must be cured, as may be required by law or by written agreement, then the holder of this Note may, at its option, declare the unpaid principal balance hereof and accrued, unpaid interest thereon immediately due and payable in full without notice of any kind. Makers and each surety, endorser, and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, notices of protests, and all other notices of whatever kind, to the extent permitted by law.

         If any one or more of this Note, the Security Agreement, or any of the Other Documents are given to an attorney for collection or enforcement, or if suit is brought for collection or enforcement, or if this Note is collected through probate, bankruptcy, or other judicial proceeding, then Makers shall pay the holder of this Note all costs of collection and enforcement, including reasonable attorney's fees and court costs of not less than 10% of the amount due under this Note, in addition to other amounts due.

         It is the intention of Makers and Payee to comply strictly with all applicable usury laws. Interest on the debt evidenced by this Note, however denominated, shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, collected, or received under applicable law; any interest collected or received in excess of such maximum nonusurious amount shall be deemed a mistake and credited against the unpaid principal balance hereof then outstanding or, if the principal hereof has been repaid, refunded to Makers, and the effective interest rate and amount applicable to this Note shall automatically be reduced to the maximum nonusurious contract rate and amount of interest allowed for this Note under applicable law. The foregoing provision shall override all demands and charges, the effect of all prepayments, and all contrary provisions, if any, in this Note, the Security Agreement and the Other Documents.

         Each Maker is jointly and severally liable for all obligations set forth in this Note.

         It is the express understanding of the Makers and Payee that, any judgment for the repayment of the indebtedness evidenced hereby or interest thereon will be enforced first against the collateral furnished pursuant to the Security Agreement (the "Collateral") and, second, only to the extent that the indebtedness evidenced hereby or any interest thereon is not satisfied by the Collateral, against Makers or either of them personally or any property of Makers or either of them to the full extent of such deficiency, in any action to collect any amount payable hereunder or to enforce performance of any of the other provisions of the Security Agreement or any of the Other Documents; provided, however:

         (a) Nothing herein contained shall be construed as limiting or impairing enforcement against the Collateral or otherwise prohibiting Payee from exercising any and all remedies which this Note, the Security Agreement or the Other Documents permit, so long as the exercise of any remedy shall only extend to execution against or recovery out of any property of Makers or either of them personally in addition to the Collateral in any action to foreclose or to collect any amounts payable hereunder at such time as the Collateral is fully exhausted and then only to the extent any deficiency was not satisfied by the Collateral;

         (b) Makers shall be fully and personally liable, jointly and severally, for any and all costs, expenses and other sums payable to third parties (including, without limitation, attorney's fees and court costs) paid or incurred by Payee to enforce this Note, to protect or enforce Payee's security interest in the Collateral or otherwise to enforce the Security Agreement, or to enforce the Other Documents, together with interest thereon at the rate of ten percent per annum.

         This Note is executed to amend and restate in its entirety that certain Amended and Restated Promissory Note (Secured by Security Agreement) dated as of September 4, 1995 in the original principal amount of $141,360.00 executed by Jerald L. Broussard and wife, Mary Catherine Broussard payable to the order of Payee (the "Amended Note"), the purpose of such amendment and restatement being, generally, to (i) reflect the Makers' and the Payee's agreement to provide that the indebtedness evidenced hereby shall be recourse to the extent provided herein and in the Security Agreement; and (ii) reflect the Makers' and the Payee's current agreement set forth in the Security Agreement with respect to the share certificates held and to be held by Secured Party as Collateral from time to time. Makers hereby acknowledge and agree that the principal amount of $141,360.00, together with accrued, unpaid interest thereon is fully due and owing under the Amended Note, and that such amounts (both principal and accrued unpaid interest thereon) are fully valid and subsisting as of the date of execution hereof and are not subject to set-off, deduction, defense, or counterclaim of any kind whatsoever.

         When the context requires, singular nouns and pronouns include the plural and vice versa.

         EXECUTED the 23rd day of June, 1998 to be effective as of September 4, 1995.



  /s/ JERALD L. BROUSSARD                     /s/ MARY C. BROUSSARD
-------------------------------------       ------------------------------------
Jerald L. Broussard                         Mary Catherine Broussard